Exhibit 99.1

Keysight Technologies Reports Fourth Quarter and Fiscal 2017 Results
SANTA ROSA, Calif., Dec. 6, 2017 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter and fiscal year ended Oct. 31, 2017.

“We delivered an outstanding fourth quarter across the board with record orders of over $1 billion. Order growth accelerated to 11 percent on a core basis and 27 percent overall driven by strength in our key focus areas, and earnings exceeded our guidance,” said Ron Nersesian, Keysight president and CEO.

“While our headquarters was closed for over three weeks due to the northern California wildfires, we are very pleased with our fourth quarter performance and execution, resulting in a strong close to a transformative year for Keysight. Our success this year demonstrates the power of our strategic focus and our strong alignment with our customers, while providing a solid foundation to drive growth and earnings in 2018 and beyond,” Nersesian added.

Fourth Quarter Financial Summary

•
GAAP revenue grew 17 percent to reach $878 million, when compared with $751 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustment to acquisition-related deferred revenue balances, grew 20 percent to reach $902 million or 3 percent on a core basis.

•	GAAP operating margin was 4.4 percent, compared with 14 percent in the fourth quarter of 2016. Non-GAAP operating margin was 20 percent, compared with 19 percent in the fourth quarter of 2016.

•
GAAP net loss was $38 million, or $0.20 per share, compared with net income of $92 million, or $0.53 per share in the fourth quarter of 2016. Non-GAAP net income was $135 million, or $0.71 per share, compared with $110 million, or $0.64 per share in the fourth quarter of 2016.

•	As of Oct. 31, 2017, cash and cash equivalents totaled $818 million.

Fiscal Year 2017 Financial Summary

•	GAAP revenue grew 9 percent over last year and totaled $3.2 billion. Non-GAAP revenue, grew 11 percent to reach $3.2 billion. Non-GAAP core revenue grew 2 percent year-over-year.

•	GAAP operating margin was 7 percent, compared with 14 percent in fiscal 2016. Non-GAAP operating margin was 19 percent, compared with 19 percent in fiscal 2016.

•
GAAP net income was $102 million, or $0.56 per share, compared with $335 million, or $1.95 per share in fiscal 2016. Non-GAAP net income was $462 million, or $2.53 per share, compared with $419 million, or $2.43 per share in fiscal 2016.

Reporting Segments

•	Communications Solutions Group (CSG)

◦
CSG revenue grew 4 percent in the fourth quarter to $462 million when compared with $442 million in the fourth quarter of 2016. CSG revenue growth was driven by R&D solutions for new technologies including 5G, 4.9G and Wi-Fi test that was partially offset by a decline in revenue from aerospace, defense and government, despite strong order growth in this end-market.

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◦	For fiscal 2017, CSG generated $1.7 billion in revenue, compared with revenue of $1.8 billion in fiscal 2016.

•	Electronic Industrial Solutions Group (EISG)

◦
EISG revenue grew 3 percent in the fourth quarter to $206 million when compared with $201 million in the fourth quarter of 2016. Automotive & Energy led the growth for EISG followed closely by General Electronics Measurement.

◦	For fiscal 2017, EISG revenue generated $836 million in revenue, compared with revenue of $776 million in fiscal 2016.

•	Ixia Solutions Group (ISG)

◦
ISG revenue was $124 million in the fourth quarter. ISG saw solid demand for its high-speed Ethernet test solutions, including 400G, and strong orders for its security and applications solutions. Additionally, visibility sales to its service provider customers were strong, offset by softness in enterprise accounts.

◦	For fiscal 2017, ISG revenue totaled $256 million.

•	Services Solutions Group (SSG)

◦
SSG revenue in the fourth quarter grew 2 percent year-over-year to reach $110 million when compared to $108 million in the fourth quarter of 2016. Growth in calibration and remarketed solution sales were partially offset by a decline in repair revenue.

◦	For fiscal 2017, SSG revenue generated $419 million in revenue, compared with revenue of $402 million in fiscal 2016.

First Half Fiscal 2018 Outlook
Keysight provides guidance based on current market conditions and expectations. Given Keysight’s headquarters was under mandatory evacuation for more than three weeks due to the northern California wildfires, the seasonality of revenue will be impacted in the next few quarters and the company is focusing its guidance on the first half of fiscal year 2018.

Keysight’s first half of 2018 GAAP revenue is expected to be approximately $1,748 million and non-GAAP revenue for the first half of 2018 is expected to be approximately $1,775 million. Keysight’s first quarter 2018 GAAP revenue is expected to be in the range of $762 million to $802 million and non-GAAP revenue is expected to be in the range of $780 million to $820 million, reflecting unusual seasonality due to the impact to operations from the northern California wildfires.

Non-GAAP earnings per share for the first half of 2018 are expected to be approximately $1.29 and first quarter 2018 non-GAAP earnings per share are expected to be in the range of $0.29 to $0.43. Non-GAAP earnings per share as projected for the first quarter and first half of fiscal year 2018 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter FY2017 financial results and its first half FY2018 outlook on a conference call with investors today at 1:30 p.m. PT. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2017 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 844-579-6824 (U.S. only) or +1 763-488-9145 (International). The webcast will remain on the company site for 90 days.

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A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Dec. 6 through Dec. 13 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.), and entering access code 94173241.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, growth opportunities, customer service and innovation plans, new product introductions, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “anticipate,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” “project,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2016, and Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2017.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 8 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Revenue

•	Non-GAAP Income from Operations

•	Non-GAAP Net Income

•	Non-GAAP Diluted EPS
See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended Oct. 31, 2017 and FY17 and for projected non-GAAP revenue amounts for the three months

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ended Jan. 31, 2018 and first half of FY2018. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps its engineering, enterprise and service provider customers accelerate innovation to connect and secure the world. Keysight’s solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.2B in fiscal year 2017. In April 2017, Keysight acquired Ixia, a leader in network test, visibility, and security. More information is available at www.keysight.com.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.
EDITORIAL CONTACT:
Jeff Weber
+1 707 577 2845
jeff_weber@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2017	2016	Inc/(Dec)

Orders	$1,027	$806	27%

Net revenue	$878	$751	17%

Costs and expenses:
Cost of products and services	404	331	22%
Research and development	139	105	32%
Selling, general and administrative	294	211	40%
Other operating expense (income), net	2	(3)	(155)%
Total costs and expenses	839	644	30%

Income from operations	39	107	(64)%

Interest income	2	1	119%
Interest expense	(22)	(12)	87%
Other income (expense), net	11	2	801%

Income before taxes	30	98	(69)%

Provision for income taxes	68	6	1,054%

Net income (loss)	$(38)	$92	(140)%

Net income (loss) per share:
Basic	$(0.20)	$0.54
Diluted	$(0.20)	$0.53

Weighted average shares used in computing net income (loss) per share:
Basic	186	170
Diluted	186	172

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2017	2016	Inc/(Dec)

Orders	$3,406	$2,953	15%

Net revenue	$3,189	$2,918	9%

Costs and expenses:
Cost of products and services	1,487	1,294	15%
Research and development	498	425	17%
Selling, general and administrative	1,049	818	28%
Other operating expense (income), net	(84)	(25)	237%
Total costs and expenses	2,950	2,512	17%

Income from operations	239	406	(41)%

Interest income	7	3	128%
Interest expense	(80)	(47)	71%
Other income (expense), net	13	4	335%

Income before taxes	179	366	(51)%

Provision for income taxes	77	31	152%

Net income	$102	$335	(69)%

Net income per share:
Basic	$0.57	$1.97
Diluted	$0.56	$1.95

Weighted average shares used in computing net income per share:
Basic	180	170
Diluted	182	172

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	October 31,	October 31,
	2017	2016
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$818	$783
Accounts receivable, net	547	437
Inventory	588	474
Other current assets	224	160
Total current assets	2,177	1,854

Property, plant and equipment, net	530	512
Goodwill	1,882	736
Other intangible assets, net	855	208
Long-term investments	63	55
Long-term deferred tax assets	186	392
Other assets	240	39
Total assets	$5,933	$3,796

LIABILITIES AND EQUITY

Current liabilities:
Current portion of long-term debt	$10	$—
Accounts payable	211	189
Employee compensation and benefits	217	183
Deferred revenue	291	180
Income and other taxes payable	28	41
Other accrued liabilities	62	51
Total current liabilities	819	644

Long-term debt	2,038	1,093
Retirement and post-retirement benefits	309	405
Long-term deferred revenue	101	72
Other long-term liabilities	356	69
Total liabilities	3,623	2,283

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares authorized; 188 million shares at October 31, 2017 and 172 million shares at October 31, 2016, issued	2	2
Treasury stock at cost; 2.3 million shares at October 31, 2017 and October 31, 2016 respectively	(62)	(62)
Additional paid-in-capital	1,786	1,242
Retained earnings	1,041	949
Accumulated other comprehensive loss	(457)	(618)
Total stockholders' equity	2,310	1,513
Total liabilities and equity	$5,933	$3,796

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Year Ended
	October 31,
	2017	2016
Cash flows from operating activities:
Net income	$102	$335

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225	134
Share-based compensation	56	49
Excess tax (benefit) deficiency from share-based plans	(3)	5
Debt issuance expense	9	—
Deferred tax expense (benefit)	(47)	17
Excess and obsolete inventory related charges	16	17
Gain on sale of land	(8)	(10)
Asset impairment	7	—
Pension curtailment and settlement gains	(69)	—
Other non-cash expenses (income), net	10	4
Changes in assets and liabilities:
Accounts receivable	(11)	(42)
Inventory	(4)	(22)
Accounts payable	15	(8)
Employee compensation and benefits	(1)	16
Income tax payable	3	(9)
Retirement and post-retirement benefits	(15)	(32)
Other assets and liabilities	28	(38)
Net cash provided by operating activities (a)	313	416

Cash flows from investing activities:
Purchases of property, plant and equipment	(72)	(91)
Proceeds from sale of property, plant and equipment	8	10
Acquisition of businesses and intangibles assets, net of cash acquired	(1,702)	(10)
Purchase of investments	(1)	—
Proceeds from sale of investments	45	1
Net cash used in investing activities	(1,722)	(90)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	51	43
Issuance of common stock under public offering	444	—
Treasury stock repurchases	—	(62)
Proceeds from issuance of long term debt	1,069	—
Debt issuance costs	(16)	—
Proceeds from short term borrowings	212	—
Repayment of debt and credit facility	(323)	(1)
Excess tax benefit (deficiency) from share-based plans	3	(5)
Net cash provided by/(used in) financing activities	1,440	(25)
Effect of exchange rate movements	4	(1)
Net increase in cash and cash equivalents	35	300
Cash and cash equivalents at beginning of year	783	483
Cash and cash equivalents at end of year	$818	$783

(a) Cash payments included in operating activities:
Income tax payments, net	(121)	(23)
Interest payment on borrowings	(63)	(44)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(In millions)
(Unaudited)
PRELIMINARY

	Q1'18 Guidance		H1'18	Year-over-year compare			Year-over-year compare
	Low end	High end	Guidance	Q4'17	Q4'16	Percent Inc/(Dec)	FY17	FY16	Percent Inc/(Dec)
GAAP Revenue	$762	$802	$1,748	$878	$751	17%	$3,189	$2,918	9%
Amortization of acquisition-related balances	18	18	27	24	—		60	12
Non-GAAP Revenue	$780	$820	$1,775	$902	$751	20%	$3,249	$2,930	11%
Less: Revenue from acquisition included in segment results				(127)	—		(260)	—
Currency impacts				1	—		9	—
Non-GAAP Core Revenue				$776	$751	3%	$2,998	$2,930	2%

Please refer page 9 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP REVENUE AND OPERATING MARGIN RECONCILIATIONS
(In millions, except where noted)
(Unaudited)
PRELIMINARY

	Three Months Ended		Year Ended
	October 31,		October 31,
	2017	2016	2017	2016
Revenue	$878	$751	$3,189	$2,918
Amortization of acquisition-related balances	24	—	60	12
Non-GAAP Revenue	$902	$751	$3,249	$2,930

	Three Months Ended		Year Ended
	October 31,		October 31,
	2017	2016	2017	2016
Income from operations, as reported	$39	$107	$239	$406
Amortization of acquisition-related balances	86	10	256	56
Share-based compensation	12	10	56	49
Acquisition and integration costs	18	7	57	18
Acquisition-related compensation expense	—	—	28	—
Separation and related costs	2	8	20	24
Pension curtailment and settlement gains	(1)	—	(69)	—
Northern California wildfire-related costs	16	—	16	—
Restructuring and related costs	5	—	11	—
Other	4	—	6	(7)
Non-GAAP income from operations	$181	$142	$620	$546

GAAP Operating Margin	4.4%	14%	7%	14%
Non-GAAP Operating Margin	20%	19%	19%	19%

Please refer Page 9 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months ended				Year ended
	October 31,				October 31,
	2017		2016		2017		2016
	Net Income	Diluted EPS(b)	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income (loss)	$(38)	$(0.20)	$92	$0.53	$102	$0.56	$335	$1.95
Non-GAAP adjustments:
Amortization of acquisition-related balances	86	0.46	10	0.06	256	1.41	56	0.32
Share-based compensation expense	12	0.06	10	0.06	56	0.31	49	0.28
Acquisition and integration costs	18	0.10	7	0.04	67	0.37	17	0.10
Acquisition-related compensation expense	—	—	—	—	28	0.15	—	—
Separation and related costs	2	0.01	8	0.05	20	0.11	24	0.14
Pension curtailment and settlement gains	(1)	(0.01)	—	—	(69)	(0.38)	—	—
Northern California wildfire-related costs	16	0.08	—	—	16	0.09	—	—
Restructuring and related costs	5	0.03	—	—	11	0.06	—	—
Other	(6)	(0.03)	—	—	(4)	(0.02)	(7)	(0.04)
Adjustment for taxes (a)	41	0.21	(17)	(0.10)	(21)	(0.13)	(55)	(0.32)
Non-GAAP Net income	$135	$0.71	$110	$0.64	$462	$2.53	$419	$2.43

Weighted average shares outstanding - diluted	186		172		182		172

(a) For the three months ended October 31, 2017 and October 31, 2016, management uses a non-GAAP effective tax rate of 17%. For the twelve months ended October 31, 2017 and October 31, 2016, management uses a non-GAAP effective tax rate of 18% and 17%, respectively. Historical amounts are reclassified to conform with current presentation.

(b) EPS impact on non-GAAP adjustments and non-GAAP net income is based on adjusted shares count of 189 million.

Please refer Page 9 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY			YoY
	Q4'17	Q4'16	% Chg	FY17	FY16	% Chg
Revenue	$462	$442	4%	$1,738	$1,752	(1)%
Gross Margin, %	62.9%	60.3%		61.5%	60.8%
Income from Operations	$98	$75		$311	$314
Operating Margin, %	21%	17%		18%	18%

Electronic Industrial Solutions Group			YoY			YoY
	Q4'17	Q4'16	% Chg	FY17	FY16	% Chg
Revenue	$206	$201	3%	$836	$776	8%
Gross Margin, %	61.3%	59.6%		61.1%	59.2%
Income from Operations	$45	$47		$199	$169
Operating Margin, %	22%	23%		24%	22%

Ixia Solutions Group			YoY			YoY
	Q4'17	Q4'16	% Chg	FY17	FY16	% Chg
Revenue	$124	$—	—	$256	$—	—%
Gross Margin, %	76.2%	—		76.6%	—%
Income from Operations	$20	$—		$42	$—
Operating Margin, %	16%	—		17%	—%

Services Solutions Group			YoY			YoY
	Q4'17	Q4'16	% Chg	FY17	FY16	% Chg
Revenue	$110	$108	2%	$419	$402	4%
Gross Margin, %	42.6%	42.2%		41.2%	40.9%
Income from Operations	$18	$20		$68	$63
Operating Margin, %	16%	18%		16%	16%

Net revenue for our segments excludes the impact of amortization of acquisition-related balances of $24 million and $59 million for Q4'17 and FY17 for Ixia Solutions Group, respectively. For Communications Solutions Group zero for Q4'17 and Q4'16 and $1 million and $12 million for FY17 and FY16 respectively. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 9.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired within the last twelve months We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.

Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude transaction and certain other cash costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Separation and Related Costs: We exclude all incremental expenses incurred to effect the separation of Keysight from Agilent. We exclude expenses that would not have been incurred if we had no plan to spin-off including, among other things, branding, legal, accounting and advisory fees, costs to resize and optimize our infrastructure and other costs to separate and transition from Agilent. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Northern California wildfire related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would be: costs related to unusual disaster like Northern California wildfires, significant realized gains or losses associated with our employee benefit plans, significant litigation-related loss contingency accruals and settlement fees or gains associated with other disputed matters.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the fourth quarter of fiscal 2017 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.